Exhibit 99.1
eHealth, Inc. Announces Strategic Cost Reduction Program

•	Estimated 15% reduction in its workforce or approximately 160 positions

•	Estimated pre-tax charges of $3.7 to $4.7 million for 2015 associated with these initiatives

•
Reductions designed to help rebalance resource allocation to support continued growth in the Medicare related health insurance business, while improving the profitability of the current Individual and Family health insurance business

MOUNTAIN VIEW, CA - March 11, 2015 - eHealth, Inc. (NASDAQ: EHTH), the nation's first and largest private health insurance exchange, today announced a strategic cost reduction program designed to rebalance the company’s resources and help reduce the company’s cost structure in light of its projected individual and family health insurance plan membership and revenue, while allowing eHealth to pursue growth in its business selling Medicare related health insurance. The cost reduction program aims to increase efficiencies and accelerate the company’s return to profitability through a reduction of fixed costs, the majority of which comes from employee costs in the company’s customer care and enrollment and technology and content groups. The strategic downsizing of the company’s workforce in the United States is equal to approximately 15% of the company’s worldwide workforce.

The Company expects to incur pre-tax restructuring charges of between approximately $3.7 million and $4.7 million consisting primarily of employee termination benefits and related costs as well as facility costs and other restructuring charges. The majority of the restructuring charges are expected to be recorded in the first and second quarters of 2015, when the activities comprising the plan are expected to be substantially completed. Accordingly, eHealth expects to begin realizing the effect of these cost-saving actions beginning in the second quarter of 2015. The company’s financial results for the first quarter of 2015 will reflect the company’s cost structure prior to the cost reduction program taking effect.

“As we shared with our investors on our fourth quarter 2014 earnings call, we’ve been taking a close look at eHealth’s cost structure and the allocation of resources across our company,” said Gary Lauer, chief executive officer of eHealth. “While our current and projected unit economics for new sales of individual and family health insurance plans remain attractive, we recognize the need to adjust our fixed cost structure as the result of lower membership than we expected in our individual and family health insurance business.”

Mr. Lauer continued, “Our Medicare business is strong, and we have continued to successfully generate and convert demand, as evidenced by our Medicare application growth in 2014. We believe that our cost-reduction actions, while difficult to take, will help create a stronger eHealth that is more focused on the expansion of our Medicare business, while preserving the flexibility to adapt quickly and capitalize on future developments in the individual and family marketplace.”

About eHealth, Inc.
eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, the nation's first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward looking statements include, among other things, statements regarding estimated workforce and other cost reductions associated with eHealth’s cost reduction program, the expected benefits of eHealth’s cost reduction program, the size and expected timing of restructuring charges associated with the cost reduction program, and the anticipated timing of the commencement and completion of the cost reduction program. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with eHealth’s ability to accurately estimate the restructuring charges associated with and the time required to implement and complete the cost reduction program; potential changes to accounting standards and interpretations; changes in laws and regulations; the impact of healthcare reform and court decisions relating to healthcare reform; competition, including competition from government-run health insurance exchanges; our ability to retain existing members and enroll a large number of individuals and families during the annual healthcare reform open enrollment period; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; changes in competitive landscape; political, legislative and legal challenges to the Affordable Care Act; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; medical loss ratio requirements; seasonality of our business and the fluctuation of our operating results; product offerings among carriers and the resulting impact on our commission revenue;  the impact of increased health insurance costs on demand;  our ability to retain existing members and limit member turnover; our ability to attract new members and to convert online visitors into paying members; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; variability in timing of commission payments from health insurance carriers; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to align our expenses with our revenue; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to accurately estimate membership; the evolving nature of Affordable Care Act implementation; our relationships with health insurance carriers; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; our ability to successfully market and sell Medicare-related health insurance plans; the operations of our customer care center; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in products offered on our ecommerce platform; changes in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; our ability to develop an effective process for purchasing of health insurance over the Internet on smart phones, tablets and devices other than desktop or laptop computers; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; success of our sponsorship and advertising business; protection of our intellectual property and defense against intellectual property rights claims; legal liability and regulatory penalties; changes in our management and key employees; maintenance of relationships with business development partners; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Investor Relations Contact:
Kate Sidorovich CFA
Vice President, Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com